Exhibit 10.3
Execution Copy

Northeast Ohio Natural Gas Corp.
Orwell Natural Gas Company
Brainard Gas Corp.
First Amendment and Joinder to Note Purchase Agreement
Dated as of May 3, 2011
Re:
Note Purchase Agreement dated as of November 1, 2010
and
Senior Secured Guaranteed Notes due June 1, 2017

Table of Contents
(Not a part of this First Amendment and Joinder to Note Purchase Agreement)
Schedule 5.4 — Subsidiaries of the Company and Ownership of Subsidiary Stock
Schedule 5.14 — Use of Proceeds
Schedule 5.15 — Existing Indebtedness
Schedule 5.19 — Real Property
Exhibit 1 — Form of Senior Secured Guaranteed Note due June 1, 2017

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Northeast Ohio Natural Gas Corp.
Orwell Natural Gas Company
Brainard Gas Corp.
8500 Station Street, Suite 100
Mentor, Ohio 44060
First Amendment and Joinder to Note Purchase Agreement
Dated as of May 3, 2011
Re: Note Purchase Agreement dated as of November 1, 2010
and
Senior Secured Guaranteed Notes due June 1, 2017
To Sun Life Assurance Company of Canada
Ladies and Gentlemen:
          This First Amendment and Joinder to Note Purchase Agreement (this “Amendment”) is made as of May 3, 2011, by and among Northeast Ohio Natural Gas Corp., an Ohio corporation (“NEO”), Orwell Natural Gas Company, an Ohio corporation (“Orwell”), Brainard Gas Corp., an Ohio corporation (“Brainard”; Brainard, NEO and Orwell are referred to herein, collectively, as the “Issuers” and, individually, as an “Issuer”), Great Plains Natural Gas Company, an Ohio corporation (“Great Plains”), Lightning Pipeline Company, Inc., an Ohio corporation (“Lightning”), Spelman Pipeline Holdings, LLC, an Ohio limited liability company (“Spelman”), Kidron Pipeline, LLC, an Ohio limited liability company (“Kidron”), Gas Natural Service Company, LLC, an Ohio limited liability company (“Service Company”), and Gas Natural Inc., an Ohio corporation (the “Parent”; the Parent, Great Plains, Lightning, Spelman, Kidron and Service Company are referred to herein, collectively, as the “Guarantors” and, individually, as a “Guarantor”), and Sun Life Assurance Company of Canada (the “Purchaser”).
          Reference is made to the Note Purchase Agreement (the “Current Note Purchase Agreement”) dated as of November 1, 2010, by and among the Issuers, Great Plains, Lightning, the Parent and the Purchaser pursuant to which, among other things, (i) the Issuers agreed to authorize the issue and sale of $17,700,000 aggregate principal amount of their Senior Secured Guaranteed Notes due June 1, 2017 (the “Notes”) at a closing on the fourth Business Day following receipt by the Issuers and the Parent of all regulatory approvals necessary for the issuance of the Notes and the guaranty by the Parent of such Notes (and which provides that the closing must occur on or prior to November 28, 2010) and (ii) Great Plains, Lightning and the Parent agreed to jointly and severally guarantee the Guaranteed Obligations (as defined therein). Capitalized terms used in this Amendment without definition shall have the meanings given such terms in the Current Note Purchase Agreement, as hereby amended by this Amendment (as amended, the “Note Purchase Agreement”). In addition, the Current Note Purchase Agreement

Northeast Ohio Natural Gas Corp., et. al.	First Amendment and Joinder to Note Purchase Agreement
contemplated that Richard M. Osborne, individually, and as Trustee of the Richard M. Osborne Trust under Restated Trust Agreement dated January 13, 1995, would guaranty the Notes and the other Obligations under the Note Purchase Agreement.
          For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Obligors request the amendment of certain provisions of the Current Note Purchase Agreement as hereinafter provided.
          Upon your acceptance hereof in the manner hereinafter provided and upon satisfaction of all conditions to the effectiveness hereof and receipt by the Obligors of similar acceptances from the Purchaser, this Amendment shall be effective, but only in the respects hereinafter set forth:
Section 1. Amendments To Current Note Purchase Agreement.
     Section 1.1. Release of Individual Guarantor and Individual Guarantee Agreement. As of the Effective Date (defined below), (a) the Purchaser agrees to release Richard M. Osborne, individually, and as Trustee of the Richard M. Osborne Trust under Restated Trust Agreement dated January 13, 1995, from his obligation to guaranty the Notes and the other Obligations under the Note Purchase Agreement, and (b) the parties hereto agree that each reference in the Current Note Purchase Agreement to the “Individual Guarantor” and to the “Individual Guarantee Agreement” shall be deleted.
     Section 1.2. Decreased Purchase Price. As of the Effective Date, the parties hereto agree that (a) the purchase price for the Notes shall be decreased from “$17,700,000” to “$15,334,000” and (b) each reference to the phrase “$17,700,000” in the Current Note Purchase Agreement (including, without limitation, on the cover page thereof and in the Schedules and Exhibits thereto) shall be deemed to be a reference to the phrase “$15,334,000”.
     Section 1.3. Interest Rate. The first sentence of Section 1.2(b) of the Current Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:
The Applicable Rate for the Notes shall be determined by the Purchaser, and notice thereof shall be given to the Issuers, on the Business Day immediately preceding the date of Closing, together with a copy of the relevant screen used for the determination of the Applicable Rate and a calculation of the Applicable Rate, and any such determination made in accordance with the provisions of this Agreement, shall be presumptively correct absent manifest error.
     Section 1.4. Closing. The first sentence of Section 3 of the Current Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:
The sale and purchase of the Notes to be purchased by the Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603 at 10:00 a.m. Chicago time, at a closing (the “Closing”) on the second Business

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Day following (i) receipt by the Issuers and the Parent of all regulatory approvals necessary for the issuance of the Notes and the guaranty by the Parent of such Notes and (ii) expiration of all applicable appeal periods with respect thereto, provided that the date of Closing shall occur on or prior to July 31, 2011.
     Section 1.5. Opinions of Counsel. Section 4.4 of the Current Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:
     Section 4.4. Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Kegler Brown Hill & Ritter LPA and Kohrman Jackson & Krantz P.L.L., respective counsel for the Obligors, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Obligors hereby instruct their respective counsel to deliver such opinions to the Purchaser) and (b) from Chapman and Cutler LLP, the Purchaser’s special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.
     Section 1.6. Evidence of Title. Section 4.16 of the Current Note Purchase Agreement is hereby amended by (a) replacing the phrase “One Million Five Hundred Forty Thousand Dollars ($1,540,000)” appearing therein with the phrase “One Million Seven Hundred Eighty One Thousand One Hundred Thirty Dollars ($1,781,130)” and (b) replacing the phrase “NEO” appearing therein with the phrase “NEO and Spelman, as applicable”.
     Section 1.7. Sale of Other Notes. Section 4.19 of the Current Note Purchase Agreement is hereby amended by replacing the phrase “$2,300,000” appearing therein with the phrase “$3,000,000”.
     Section 1.8. Representations and Warranties. The introductory paragraph of Section 5 of the Current Note Purchase Agreement is hereby amended by replacing the phrase “Financing Documents” appearing therein with the phrase “Financing Agreements”.
     Section 1.9. Existing Indebtedness; Future Liens. Section 5.15(a) of the Current Note Purchase Agreement is hereby amended by replacing the phrase “September 30, 2010” appearing therein with the phrase “March 31, 2011”.
     Section 1.10. Debt Service Reserve. Section 9 of the Current Note Purchase Agreement is hereby amended by adding a new Section 9.10 at the end thereof as follows:
     Section 9.10. Debt Service Reserve. (a) The Obligors will at all times maintain a debt service reserve fund

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available consisting of cash and money markets investments, if available, in an amount equal to the interest payable on the Notes for a 12-month period, such amount to be determined by the Purchaser on the Business Day immediately preceding the date of Closing (the “Debt Service Amount”). Such Debt Service Amount shall on the date of Closing be deposited, and thereafter maintained, in an interest bearing blocked account (the “Debt Service Reserve Account”) at Bank of America, N.A., PNC Bank, National Association, or another banking institution satisfactory to the Purchaser (the “Depository Bank”), and such Debt Service Reserve Account shall at all times be subject to a blocked account agreement among the Depository Bank, the Obligors and the Purchaser, the form and substance of which shall be acceptable to the Purchaser (the “Debt Service Control Agreement”). The Debt Service Reserve Account and the Debt Service Amount on deposit therein shall constitute part of the Collateral and be subject to the Financing Agreements.
     (b) Following the occurrence and during the continuance of an Event of Default, the Purchaser shall have all rights and remedies with respect to the Debt Service Reserve Account and the Debt Service Amount on deposit therein as provided in the Financings Agreements.
     (c) The Obligors, jointly and severally, agree to maintain the Debt Service Amount on deposit in the Debt Service Reserve Account at the minimum amount required by paragraph (a) above. So long as no Default or Event of Default shall have occurred and be continuing, the Obligors shall be entitled to receive any accrued earnings on the Debt Service Amount, subject to withdrawal pursuant to the terms of the Debt Service Control Agreement, provided that at no time shall the Debt Service Amount on deposit in the Debt Service Reserve Account fall below the minimum amount required by paragraph (a) above.
     (d) Upon the indefeasible payment in full of the Notes and all other Obligations under the Financing Agreements, the Obligors shall be entitled to withdrawal the Debt Service Amount on deposit in the Debt Service Reserve Account and the Purchaser agrees to release the same.
     Section 1.11. Indebtedness. Section 10.1 of the Current Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:
     Section 10.1. Indebtedness. The Obligors shall not, and shall not permit any Restricted Subsidiary to, create, assume, incur

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or in any manner become or remain liable in respect to, any Indebtedness, except for:
     (i) the Obligations of the Obligors under the Financing Agreements;
     (ii) Indebtedness of Great Plains, Lightning and the Parent issued pursuant to the Floating Rate Note Purchase Agreement;
     (iii) Indebtedness incurred under Capitalized Leases and purchase money obligations in an aggregate amount not to exceed $500,000 at any one time outstanding;
     (iv) Indebtedness of the Obligors outstanding as of March 31, 2011 and set forth in Schedule 5.15 to the First Amendment (excluding any such Indebtedness which is paid in full with the proceeds of the Notes);
     (v) unsecured intercompany Indebtedness permitted pursuant to Section 10.10(ii); and
     (vi) additional Indebtedness of the Obligors, provided that such Indebtedness is otherwise permitted hereunder including, without limitation, under Sections 10.2, 10.3 and 10.4 hereof.
     Section 1.12. Guaranties. Section 10.2 of the Current Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:
     Section 10.2. Guaranties. The Obligors shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly Guaranty the Indebtedness or obligation of any other Person, except for (i) guarantees of Indebtedness for Capitalized Leases and purchase money obligations to the extent permitted under Section 10.1(iii), (ii) guarantees of the Obligations under the Financing Agreements, (iii) guarantees of the Indebtedness issued pursuant to the Floating Rate Note Purchase Agreement, (iv) guarantees of Indebtedness outstanding as of March 31, 2011 and set forth on Schedule 5.15 to the First Amendment (excluding any such Indebtedness which is paid in full with the proceeds of the Notes), (v) guarantees resulting from endorsement of negotiable instruments for collection in the ordinary course of business, (vi) guarantees by an Issuer of Indebtedness of another Issuer (provided that such Indebtedness is permitted pursuant to Section 10.1(vi)), and (vii) guarantees by the Parent of Indebtedness or obligations of its Subsidiaries (provided that (A)

Northeast Ohio Natural Gas Corp., et. al.	First Amendment and Joinder to Note Purchase Agreement
with respect to such Indebtedness of a Restricted Subsidiary, such Indebtedness is permitted pursuant to Section 10.1(vi) and (B) with respect to such Indebtedness of an Unrestricted Subsidiary, the guarantee thereof by the Parent shall constitute Indebtedness in the principal amount thereof and otherwise be permitted pursuant to Section 10.1(vi)). The Parent shall not permit Energy West or any of Energy West’s Subsidiaries to, directly or indirectly Guaranty the Indebtedness or other obligation of any other Person (other than of Energy West or its Subsidiaries), unless Energy West or such Subsidiary, as applicable, concurrently becomes a Guarantor pursuant to Section 9.8.
     Section 1.13. Creation of Liens; Contractual Restrictions. Section 10.3(a) of the Current Note Purchase Agreement is hereby amended by (a) replacing the reference to the phrase “Section 10.1(ii)” appearing in clause (ii) thereof with the phrase “Section 10.1(iii)”, (b) deleting the reference to “and” at the end of clause (ix) thereof, (c) renumbering clause “(x)” thereof as clause “(xi)” and replacing the phrase “items (i) through (x)” appearing in the last sentence thereof with the phrase “items (i) through (xi)”, and (d) inserting the following new clause (x) immediately after clause (ix) thereof:
     (x) Liens to secure the Indebtedness issued under the Floating Rate Note Purchase Agreement; and
     Section 1.14. Events of Default. Section 11 of the Current Note Purchase Agreement is hereby amended by adding a new clause (n) at the end thereof as follows:
     (n) any “Event of Default” (as defined in the Floating Rate Note Purchase Agreement) occurs and is continuing under the Floating Rate Note Purchase Agreement.
     Section 1.15. Amendment to Defined Terms. The definition of “Change of Control” set forth in Schedule B of the Current Note Purchase Agreement is hereby amended by amending and restating the first parenthetical appearing in clause (a) thereof in its entirety to read as follows:
(other than, with the Purchaser’s prior written consent which consent shall not be unreasonably withheld, Richard M. Osborne, individually, and as Trustee of the Richard M. Osborne Trust under Restated Trust Agreement dated January 13, 1995)
     Section 1.16. Amendment to Defined Terms. The definitions of “Control Agreement” and “Guarantors” set forth in Schedule B of the Current Note Purchase Agreement are hereby amended and restated in their entirety to read as follows:
“Control Agreement” means (i) the Debt Service Control Agreement and (ii) each other tri-party deposit account, securities

Northeast Ohio Natural Gas Corp., et. al.	First Amendment and Joinder to Note Purchase Agreement
account or commodities account control agreement by and among the Obligors, as applicable, the Purchaser and the depository, securities intermediary or commodities intermediary, each in form and substance reasonably satisfactory in all respects to the Purchaser and in any event providing to the Purchaser “control” of such deposit account, securities or commodities account within the meaning of Articles 8 and 9 of the UCC, and each as may be amended, restated, joined, supplemented or otherwise modified from time to time in accordance with the terms thereof.
“Guarantors” means, collectively, the Parent, Great Plains, Lightning, Kidron, Spelman, Service Company and any other Person becoming a Guarantor pursuant to Section 9.8 and “Guarantor” means, individually, any one of them.
     Section 1.17. Amendment to Defined Terms. Schedule B to the Current Note Purchase Agreement is hereby amended by adding the following new definitions thereto in proper alphabetical order:
“Brainard” means Brainard Gas Corp., an Ohio corporation.
“Debt Service Amount” is defined in Section 9.10(a).
“Debt Service Control Agreement” is defined in Section 9.10(a).
“Debt Service Reserve Account” is defined in Section 9.10(a).
“Depository Bank” is defined in Section 9.10(a).
“First Amendment” means the First Amendment and Joinder to Note Purchase Agreement dated as of May 3, 2011 by and among the Issuers and the Guarantors.
“Floating Rate Note Purchase Agreement” means the Note Purchase Agreement dated as of November 1, 2010, as amended by the First Amendment and Joinder to Note Purchase Agreement dated as of May 3, 2011, by and among Great Plains, Lightning, the Parent and the Purchaser, pursuant to which Great Plains will issue and sell $3,000,000 aggregate principal amount of its Senior Secured Guaranteed Notes due 2013 to the Purchaser, as such agreement may be further amended, restated, supplemented or otherwise modified from time to time.
“Kidron” means Kidron Pipeline, LLC, an Ohio limited liability company.

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“Service Company” means Gas Natural Service Company, LLC, an Ohio limited liability company.
“Spelman” means Spelman Pipeline Holdings, LLC, an Ohio limited liability company.
     Section 1.18. Amendment to Schedule 5.4. Schedule 5.4 (Subsidiaries of the Company and Ownership of Subsidiary Stock) to the Current Note Purchase Agreement is hereby amended and restated in its entirety to read as set forth in Schedule 5.4 to this Amendment.
     Section 1.19. Amendment to Schedule 5.14. Schedule 5.14 (Use of Proceeds) to the Current Note Purchase Agreement is hereby amended and restated in its entirety to read as set forth in Schedule 5.14 to this Amendment.
     Section 1.20. Amendment to Schedule 5.15. Schedule 5.15 (Existing Indebtedness) to the Current Note Purchase Agreement is hereby amended and restated in its entirety to read as set forth in Schedule 5.15 to this Amendment.
     Section 1.21. Amendment to Schedule 5.19. Schedule 5.19 (Real Property) to the Current Note Purchase Agreement is hereby amended and restated in its entirety to read as set forth in Schedule 5.19 to this Amendment.
     Section 1.22. Amendment to Form of Note. The Form of Note attached as Exhibit 1 to the Current Note Purchase Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit 1 to this Amendment.
Section 2. Joinder.
          Spelman, Kidron and Service Company each hereby agree to become a “Guarantor” and an “Obligor” and to be bound by all of the terms, covenants and conditions set forth in the Note Purchase Agreement and each other Financing Agreement, as applicable, to the same extent that such Persons would have been bound if such Persons had been a signatory to the Current Note Purchase Agreement on the execution date of the Current Note Purchase Agreement. Spelman, Kidron and Service Company each hereby (a) make each of the representations and warranties and agree to each of the covenants applicable to it contained in the Current Note Purchase Agreement, this Amendment and each other Financing Agreement, as applicable, (ii) agree to execute this Amendment and each Financing Agreement, as applicable, and (iii) agree that each reference to a “Guarantor” or an “Obligor” set forth in the Current Note Purchase Agreement, this Amendment and each other Financing Agreement, as applicable, shall include Spelman, Kidron and Service Company.
Section 3. Conditions Precedent.
          This Amendment shall not become effective until, and shall become effective on, the Business Day when each of the following conditions shall have been satisfied (the “Effective Date”):

Northeast Ohio Natural Gas Corp., et. al.	First Amendment and Joinder to Note Purchase Agreement
     (a) The Purchaser shall have received this Amendment, duly executed by each Obligor.
     (b) The Purchaser shall have consented to this Amendment as evidenced by its execution hereof.
     (c) The representations and warranties of the Obligors set forth in Section 4 hereof shall be true and correct as of the date of the execution and delivery of this Amendment and as of the Effective Date.
     (d) Any consents from any holder or holders of any outstanding security or indebtedness of the Obligors and any amendments of agreements pursuant to which any securities or indebtedness may have been issued which shall be necessary to permit the consummation of the transactions contemplated hereby shall have been obtained and all such consents or amendments shall be reasonably satisfactory in form and substance to the Purchaser and its special counsel.
     (e) The Purchaser shall have received all reasonable and necessary final, non-appealable regulatory and other approvals in respect of the transactions contemplated by this Amendment and the other Financing Agreements and evidence that in respect of the transactions contemplated by this Amendment, the Obligors are in compliance with all applicable regulatory and statutory requirements.
     (f) All corporate and other proceedings in connection with the transactions contemplated by this Amendment and all documents and instruments incident to such transactions shall be satisfactory to the Purchaser and its special counsel, and the Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as the Purchaser or its special counsel may reasonably request.
     (g) The Purchaser shall have received such certificates of officers of the Obligors as it may reasonably request with respect to this Amendment and the transactions contemplated hereby.
     (h) The Purchaser shall have received by wire transfer to its account specified in Schedule A to the Note Purchase Agreement (or otherwise specified to the Obligors in a separate writing) a non-refundable amendment fee equal to $25,000.
Section 4. Representations and Warranties.
          The Obligors hereby, jointly and severally, represent and warrant to the Purchaser that as of the date of execution and delivery of this Amendment and as of the Effective Date:
     (a) Each Obligor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

Northeast Ohio Natural Gas Corp., et. al.	First Amendment and Joinder to Note Purchase Agreement
     (b) Each Obligor has the requisite power to own its property and to carry on its business as now being conducted.
     (c) Each Obligor is duly qualified and in good standing as a foreign corporation or limited liability company, as applicable, authorized to do business in each jurisdiction in which the failure to do so would, individually or in the aggregate, have a Material Adverse Effect.
     (d) This Amendment, the Note Purchase Agreement and the transactions contemplated hereby are within the requisite powers of each Obligor, have been duly authorized by all necessary corporate or limited liability company action, as applicable, on the part of each Obligor, and this Amendment and the Note Purchase Agreement have been duly executed and delivered by each Obligor and constitute legal, valid and binding obligations of each Obligor enforceable in accordance with their respective terms.
     (e) After giving effect to this Amendment, there are no Defaults or Events of Default under the Note Purchase Agreement.
     (f) The execution, delivery and performance of this Amendment and the Note Purchase Agreement does not and will not result in a violation of or default under (i) the organizational documents of any Obligor, (ii) any agreement to which any Obligor is a party or by which any Obligor is bound or to which any Obligor or any of its properties is subject, (iii) any order, writ, injunction or decree binding on any Obligor, or (iv) any statute, regulation, rule or other law applicable to any Obligor.
     (g) Except for (i) the items described in Schedule 5.7 to the Note Purchase Agreement (each of which will be satisfied prior to Closing, with no appeals having been filed and all related appeal periods with respect thereto having passed) and (ii) the filing of the Collateral Documents with the appropriate Governmental Authority (each of which will be filed contemporaneously with the Closing), no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Obligors of this Amendment and the Note Purchase Agreement.
     (h) All of the representations and warranties of the Obligors set forth in Section 5 of the Current Note Purchase Agreement, as amended by this Amendment, are true and correct in all respects.
Section 5. Miscellaneous.
     Section 5.1. Ratification of the Current Note Purchase Agreement. Except as amended herein, all terms and provisions of the Current Note Purchase Agreement and related agreements and instruments are hereby ratified, confirmed and approved in all respects. If and to the extent that any of the terms or provisions of the Current Note Purchase Agreement are in conflict or inconsistent with any of the terms or provisions of this Amendment, this Amendment shall govern.

Northeast Ohio Natural Gas Corp., et. al.	First Amendment and Joinder to Note Purchase Agreement
     Section 5.2. References to the Note Purchase Agreement. Each reference in the Current Note Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” or words of similar import in instruments or documents provided for in the Current Note Purchase Agreement or delivered or to be delivered thereunder or in connection therewith, shall, except where the context otherwise requires, be deemed a reference to the Note Purchase Agreement.
     Section 5.3. Fees and Expenses of Counsel. Without limiting Section 15 of the Current Note Purchase Agreement, the Obligors jointly and severally agree to pay the additional fees and disbursements of the Purchaser’s special counsel, Chapman and Cutler LLP, incurred in connection with the negotiation, preparation, execution and delivery of this Amendment, the Debt Service Control Agreement, the Collateral Documents and the transactions contemplated hereby and thereby which fees and disbursements shall be reflected in the statement of such special counsel delivered to the Obligors in accordance with Section 4.6 of the Current Note Purchase Agreement.
     Section 5.4. Governing Law. This Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Ohio excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
     Section 5.5. Survival. All warranties, representations, and covenants made by the Obligors herein will be considered to have been relied upon by the Purchaser and will survive the execution and delivery of this Amendment.
     Section 5.6. Successors and Assigns. This Amendment will inure to the benefit of and be binding upon the successors and assigns of each of the parties. The provisions of this Amendment for the benefit of the Purchaser are intended in all cases, whether explicitly so stated or not, to be for the benefit of all holders, from time to time, of the Notes, and will be enforceable by any such holder, whether or not an express assignment to such holder of rights under this Amendment has been made by the Purchaser or its successors or assigns.
     Section 5.7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by facsimile or email shall be as effective as delivery of a manually executed counterpart of this Amendment.
     Section 5.8. Severability. Whenever possible, each provision of this Amendment will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Amendment unless the consummation of the transactions contemplated hereby is materially adversely affected thereby.
     Section 5.9. No Novation. This Amendment shall, in no way, be deemed as a novation of the terms of the Current Note Purchase Agreement.

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     Section 5.10. Further Assurances. At Obligors’ expense, the parties hereto shall execute and deliver such additional documents and take such further action as may be necessary or desirable to effectuate the provisions and purposes of this Amendment.
[Remainder of Page Intentionally Blank]

Northeast Ohio Natural Gas Corp., et. al.	First Amendment and Joinder to Note Purchase Agreement
The execution hereof by the Purchaser shall constitute a contract among the Obligors and the Purchaser for the uses and purposes hereinabove set forth. This Amendment may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

Northeast Ohio Natural Gas Corp., as an Issuer
By	/s/ Thomas J. Smith
	Name:	Thomas J. Smith
	Title:	Chief Financial Officer

Orwell Natural Gas Company, as an Issuer
By	/s/ Thomas J. Smith
	Name:	Thomas J. Smith
	Title:	Chief Financial Officer

Brainard Gas Corp., as an Issuer
By	/s/ Thomas J. Smith
	Name:	Thomas J. Smith
	Title:	Chief Financial Officer

Great Plains Natural Gas Company, as a Guarantor
By	/s/ Thomas J. Smith
	Name:	Thomas J. Smith
	Title:	Chief Financial Officer

Northeast Ohio Natural Gas Corp., et. al.	First Amendment and Joinder to Note Purchase Agreement

Lightning Pipeline Company, Inc., as a Guarantor
By	/s/ Thomas J. Smith
	Name:	Thomas J. Smith
	Title:	Chief Financial Officer

Kidron Pipeline, LLC, as a Guarantor
By	/s/ Thomas J. Smith
	Name:	Thomas J. Smith
	Title:	Chief Financial Officer

Spelman Pipeline Holdings, LLC, as a Guarantor
By	/s/ Thomas J. Smith
	Name:	Thomas J. Smith
	Title:	Chief Financial Officer

Gas Natural Service Company, LLC, as a Guarantor
By	/s/ Thomas J. Smith
	Name:	Thomas J. Smith
	Title:	Chief Financial Officer

Gas Natural Inc., as a Guarantor
By	/s/ Thomas J. Smith
	Name:	Thomas J. Smith
	Title:	Chief Financial Officer

Northeast Ohio Natural Gas Corp., et. al.	First Amendment and Joinder to Note Purchase Agreement
This Amendment is hereby accepted and agreed to as of the date aforesaid.

Sun Life Assurance Company of Canada
By	/s/ John Chamberlain
	Name:	John Chamberlain
	Title:	Senior Director, Private Fixed Income

By	/s/ PaulSinclair
	Name:	Paul Sinclair
	Title:	Managing Director, Head of Private Debt, Private Fixed Income